UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2011

______________________

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
_______________________

Kansas	0-13687	48-0905805
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas		75062
(Address of principal executive offices)		(Zip Code)

(972) 258-8507
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 24, 2011, CEC Entertainment, Inc. (the “Company”) issued a press release announcing financial results for the fourth quarter and fiscal year ended January 2, 2011.

The information furnished in this Item 2.02 – “Results of Operations and Financial Condition” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On February 22, 2011, our Board of Directors (“Board”) approved the initiation of a quarterly cash dividend of $0.20 per share.  The dividend announced today represents an annual cash dividend rate of  $0.80 per share. Due to the timing of the Board’s decision, dividends paid during the 2011 fiscal year are expected to be $0.60 per share. Our first quarterly dividend of $0.20 per share will be paid on April 21, 2011 to shareholders of record on March 24, 2011. While the declaration of future dividends are subject to the final determination and approval of our Board, we currently intend to pay regular quarterly dividends for the foreseeable future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: February 24, 2011	By:	/s/ Tiffany B. Kice
Tiffany B. Kice
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated February 24, 2011